Exhibit 10.3

                       SUBLEASE AGREEMENT

The parties agree as follows:

Date of this
Sublease:              June 15, 1994

Parties to this        Overtenant:             COMPUTER TELEPHONE CORP.
Sublease:              Address for notices:    360 Second Avenue
                                               Waltham, Massachusetts 02154

                       You, the Undertenant:   COMM-TRACT CORP.
                       Address for notices:    360 Second Avenue
                                               Waltham, Massachusetts 02154

                       If there is more than one Overtenant or Undertenant, the words "Overtenant" and "Undertenant" used in this Sublease include them.

Information from       Landlord:               HILLSIDE ASSOCIATES
Over-Lease:            Address for notices:    100 Ring Road West
                                               Garden City, New York

                       Overtenant:             COMPUTER TELEPHONE CORP.
                       Address for notices:

                       Date of Over-Lease:     February 16, 1994

                       Term: Five years        From: July 1, 1994
                                               To:   June 30, 1999
                       A copy of the Over-Lease is attached as an important part of the Sublease.

Term:                   1.   Five (5) years:        months:
                             Beginning: July 1, 1994 Ending: June 30, 1999

Premises rented:        2.   Approximately 8600 square feet in the building
                             known as Tech Center 128, Building #1, 360
                             Second Avenue, Waltham, Massachusetts on the annexed sketch.

Use of premises:        3.   The premises may be used for offices,
                             manufacturing, engineering and warehousing only.

Rent:                   4.   The basic yearly rent for the premises is
                             $55,899.96. You, the Undertenant, will pay this yearly rent to the Overtenant in twelve equal monthly payments of $4,658.33. In addition, the Undertenant will be responsible for 43.92% of All other expenses associated with the lease.
                             These expenses include, but are not limited to, real estate taxes, insurance, utilities, etc.
                             Payments shall be paid in advance on the first day of each month during the Term.

Security:               5.   The security for the Undertenant's performance
                             is $0.00. Overtenant states that Overtenant has received it. Overtenant shall hold the security in accordance with Paragraph ____ of the Over-Lease.

Agreement to lease      6.   Overtenant sublets the premises to you, the
and pay rent:                Undertenant, for the Term.  Overtenant states
                             that it has the authority to do so.  You, the
                             Undertenant, agree to pay the Rent and other
                             charges as required in the Sublease.  You, the
                             Undertenant, agree to do everything required of
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                             you in the Sublease.

Notices:                7.   All notices in the Sublease shall be sent by
                             certified mail, "return receipt requested".

Subject to:             8.   The Sublease is subject to the Over-Lease.  It
                             is also subject to any agreement to which the Over-Lease is subject. You, the Undertenant, state that you have read and initialed the Over-Lease and will not violate it in any way.

Overtenant's            9.   The Over-Lease describes the Landlord's duties.
duties:                      The Overtenant is not obligated to perform the
                             Landlord's duties. If the Landlord fails to perform, you, the Undertenant, must send the Overtenant a notice. Upon receipt of the notice, the Overtenant shall then promptly notify the Landlord and demand that the Over-Lease agreements be carried out. The
                             Overtenant shall continue the demands until the Landlord performs.

Consent:               10.   If the Landlord's consent to the Sublease is
                             required, this consent has been received. If the Landlord's consent is not received within this time, the Sublease will be void. In such event all parties are automatically released and all payments shall be refunded to you, the Undertenant.

Adopting the           11.   The provisions of the Over-Lease are part of
Over-Lease                   this Sublease.  All the provisions of the Over-
and                          Lease applying to the Overtenant are binding on
Exceptions:                  you, the Undertenant, except these:

                             a)    These numbered paragraphs of the
                                   Over-Lease shall not apply:

                                   Inapplicable.

                             b)    These numbered paragraphs of the
                                   Over-Lease are changed as follows:

                                   Inapplicable.

No authority:          12.   You, the Undertenant, have no authority to
                             contact or make any agreement with the Landlord about the premises or the Over-Lease. You, the Undertenant, may not pay rent or other charges to the Landlord, but only to the Overtenant.

Successors:            13.   Unless otherwise stated, the Sublease is binding
                             on all parties who lawfully succeed to the rights or take the place of the Overtenant or you, the Undertenant. Examples are an assign, heir, or a legal representative such as an executor of your will or administrator of your estate.

Changes:               14.   This sublease can be changed only by an
                             agreement in writing signed by the parties to the Sublease.

Signatures:                              OVERTENANT:
                                         COMPUTER TELEPHONE CORP.
                                         /s/ Philip J. Richer

                                         You, the UNDERTENANT:
Witness:                                 COMM-TRACT CORP.
/s/ Karen G. Dumaine                     /s/ John F. Polmonari